UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2017 (May 24, 2017)

ICON ECI Fund Sixteen
 (Exact Name of Registrant as Specified in Charter)

Delaware	333-185144	80-0860084
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3 Park Avenue, 36th Floor New York, New York 10016
(Address of Principal Executive Offices)

(212) 418-4700
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 24, 2017, the period during which consents of the shareholders of ICON ECI Fund Sixteen ("Fund Sixteen") were solicited expired (the "Consent Solicitation"). As of April 24, 2017, the record date for the determination of shareholders entitled to notice of, and to vote on, the Consent Solicitation, an aggregate of 17,599 Class A and Class I shares of Fund Sixteen (collectively, the "Shares") were issued and outstanding, and 12,663 of those Shares voted on the Consent Solicitation. As of 5:00 P.M., Eastern Time, on May 24, 2017, the vote on the proposal to amend the definition of "operating period" in the Third Amended and Restated Trust Agreement of Fund Sixteen to provide for the ability of ICON MT 16, LLC, Fund Sixteen's managing owner (the "Managing Owner"), to shorten the operating period of Fund Sixteen in the sole and absolute discretion of the Managing Owner (the "Trust Agreement Amendment") was as follows:

	Votes For	Votes Against	Abstentions
Shares	9,649	2,323	691

As a result, Fund Sixteen has obtained the requisite consent from its shareholders and has executed the Fourth Amended and Restated Trust Agreement of Fund Sixteen.  Details of the Trust Agreement Amendment and the form of the Fourth Amended and Restated Trust Agreement of Fund Sixteen are set forth in Fund Sixteen's Consent Solicitation Statement, dated April 24, 2017, which was first mailed to Fund Sixteen's shareholders and filed with the Securities and Exchange Commission on April 24, 2017.

In accordance with the Fourth Amended and Restated Trust Agreement, the Managing Owner will end Fund Sixteen's operating period on May 31, 2017 and will commence Fund Sixteen's wind down period on June 1, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICON ECI FUND SIXTEEN
By: ICON MT 16, LLC, its Managing Owner

Dated: May 25, 2017	By: /s/ Michael A. Reisner
Michael A. Reisner
Co-President and Co-Chief Executive Officer